Exhibit 10.46

• C'M'S' Law .Tax • • DATE: 'tOcbk 2018 • DEED OF VAR I ATION 01• A LEASE OF FOURTH FLOOR, 8 FINSBURY CIRCUS, LONDONEC2 • Between • MITSUBISHI ESTATE LONDON LIMITED (as Landlord) CRA I NTERNATIONAL (UK) LIMITED (a s Tenant) • and CRA I NTERNATIONAL, I NC. (as Tena nt's G uara ntor) • • • CMS Ca meron Mt:Kenna Nabarro Olswa n g L L P Ca nnon Place 78 Can non Street London EC4N 6A F T -44 20 7367 3000 F +44 20 7367 2000 t:ms. l aw • UK - 615523364.1 •

TABLE OF CONTENTS

1.	Definitions	1
2.	Interpretation	2
3.	Variation	2
4.	Tenant's Guarantor	4
5.	General	4
6.	Governing Law and Jurisdiction	5
7.	Registration At the Land Registry	5

UK - 615523364.1

• LAND REGISTRY Land Registration Act 2002 • DEED OF VAlUATION County and district/ London borough Cit y of London • Tit le numbers Landlord's: NGL66474 Tenant's: AGL379951 • Fourth Floor, R f i nsbury Circus, London EC2 Property DATE PARTIES • ( I) MITSUBISHI ESTATE LONDON LIMITED (incorporated and registered in England and Wales under company registration number 2435659), the registered office of which is at Cannon Place, 78 Cannon Street, London , Engl a nd, EC4N 6AF (the "Landlord"); CRA INTER ATJONAL (UK) LIMITED (i ncorporated and regi stered in England and Wales under compa ny registration number 04007726), the regi stered office of w hich i s at R Finsbury Circus, London, United Kingdom , EC2M 7EA (t he 'Tenant"); a nd CRA INTERNATIONAL, I!\'C. (incorpora ted and regis tered i n Massachusetts, United Sta tes of America under compa ny registration n umber 04 23722 1 0), t he registered office of which is at 200 Clarendon Street T-10 Bosto n MA 02116 and wh ose address for service in England and Wales i s at 99 Bishopsga te London EC2 M 3X D (the ''Tenant's Guarantor''). (2) • (3) • RECITALS (A) The Landlord is entit led t o t he reversion immediately expectan t on the term created by the Lease and the Landlord 's reversiona r y interest is registered wit h title number NGL66474. • (B) Th e unex pi red residue of the term created by t he Lease is vested in the Tenant who is the registered proprietor of t i t le number AGL379951 . (C) The Landlord, the Tena n t and the Tenant's Guara n tor ha ve agreed to vary the Lease as provid ed by this deed. • IT IS AGREED AS FOLLOWS: I. DEFINITIONS The following definitions a ppl y in thi s deed: • ''Landlord'' means the first party to this deed and its successors in title; ''Lease'' means a l ease of premises known as fourth Floor, 8 Finsbury Circus, London EC2 (more particularly described in the Lease) made between ( I ) the Landlord (2) the Tenant and (3) the Tenant's Guarantor and dated 20 May 201 6 and registered at the Land Registry with title number AGL379951 and any document supplem ental to or varying such lease whether entered into before or after the date of this deed and including this deed; • UK · 61 5523364.1 •

• ··Tenant" means the second party to this deed and its successors in title; • 'Tenant's Guarantor" means the third party to this deed. 2. 2.1 INTERPRETATION Unless otherwi se expressly sta ted, the rules of interpretation set out in this clause 2 apply in this deed. • 2.2 The headings and sub-headings in this deed are for ease of reference only and do not a ffect the meaning of this deed. 2.3 Obligat ions owed by or to more than one person are owed by or to them jointly and severally. • 2.4 A reference to legislation is a reference to all: 2.4.1 directives, decisions and regulations of the Council or Commission of the European Union; and 2.4.2 Acts ofParliament; and • 2.4.3 orders, regulations, consents, 1 icences, noti ces and bye-laws made or granted: (a) under any Act of Parliament; or (b) under any directi ve, decision or n:gulation of the Council or Commission of the E uropean Union; or • (c) by a local authority or by a court of competent jurisdiction; and 2.4.4 mandatory codes of practice issued by a statutory body, in each case having effect in the United Kingdom (or any part of it) from time to time. 2.5 A reference to a person includes an individual , firm , partnership, company, association, organisat ion or trust (in each case whether or not havin g a separate l egal personality). • 2.6 References to one gender include all genders and words in the singular include the plural a nd V Ice versa. 3. VARIATION • 3.1 The Landlord and the Tenant ag ree that the Lease shall, with effect from the date of this deed be varied by: 3.2 the addition of the following defin i tions in clause I after the definition of"Service Yard": • "' Staircase End Date" means the earlier of (a) the dat e that the Tenant assigns or determines this Lease and/or its lease of t he floor of' the Building directly below the Premises (sm·e where the assignment o./such lea ses is simultaneous and to the same party; and the expiry of the Term and/or t he term granted by the Tenant's lease of the floor of the Building directly below the Premises); (b) • " Staircase Works" has the meaning ascribed to it in clause 12.3 7;" The addition of the following clause as clause 4.1.16 3.3 • " 4.1.16 the exclusive right to cut into and use such part of the floor slab between the Premises and t he floor of the Building directly he /ow the Premises as may be requisite for the UK - 61 5523364.1 2 •

• purpose of the installation. retention and use of the Staircase ·IVorks and thereafter the right to install, attach, retain, replace, remo1•e. alter. repair. maintain. use and reinstate such Staircase Works;" • • The addition of "and 4.1.16" after "4.11 to 4.1.4" in clause 4.3. 3.4 The deletion of the word "and" at the end of sub-clause 8.1 (r), the addition of the words "Rent; and" in place of the word "Rent." at the end of sub-clause 8.1 (s) and the addition of the fol lowing clause as clau se 8.l(t) 3.5 " (t) any loss of floor area as a result of any Staircase Works or any other works carried out by the Tenant." • The addi t ion of the following clauses as clauses 12.3.7-12.3.13 3.6 "12.3.7 The Tenant may subject to: (a) the consent of the Landlord, which shall not be unreasonably withheld or delayed; • (b) the provision of a structural sw1•ey and detailed design statement to the Landlord; (c) obtaining all necessar y consents; (d) obtaining the Landlord's consent to the detailed design and method statement (which shall not be unreasonably withheld or delayed); and • (e) the provisions ofthe Tenant's relel'(lnt lease of the jloor of the Building helmv the Premises,; install a staircase to connect/he Premises to the Third floor of the Building and to make openings in the floor slabs bounding the Premises and the Third floor of the Building for this purpose (the "Staircase Works") provided that: • (f) t he Staircase Works do not materially ad1·ersely af fect the efficient operation uf the plant and/or mecha nical sen·ices and do not m·erload the electrical services of the Building; and • (g) the Landlord's consent shall be subject to the requirement that the Tenant: removes the Staircase rYorks (or the relemnt part of the Staircase Works); (i) (ii) reinstates the f loor slahs of' the Premises and any other part of the Building (including reconfiguring any mechanical a nd electrical services) to the extent direct!)'· affected by the Staircase Works; and • (iii) makes good any physical damage caused thereby to the Building. at the Staircase End Date. • 12.3.8 If the Tenant wishes tu cany out the Staircase Works it shall submit to the Landlord plans a nd specifications showing the proposed design of the Staircase Works a nd a method statement detailing hmv t he Staircase Works will be carried out and completed. For the a voidance of doubt the Landlord shall promptly apply for and use reasonable endeavours to procure that the Landlord's building i nsurer consents in principle to the 12.3.9 • U K-61 5523364.1 3 •

• Staircase Works without delay. The Landlord shall be entitled to >vithhold its own consent unless and until such insurer's con sent has been so obtained. Be fore starting the Staircase Works. the Tenant shall apply for, obtain and send to the Landlord a copy of all necessary consents of any other person or competent authority in relation to the Staircase Works and obtain the Landlord's rvritlen approval of all such consents (such approval no/ to be unreasonably ·withheld or delayed). The Tenant shall give the Landlord at least five Business Days' notice of the date it intends to start the Staircase Works. If the Tenant carries out the Stairca se Works. it will do so: • 12.3.10 • 12.3.11 12.3.12 • (a) {b) (c) in a good and workmanlike manner with good quality materials; to a good quality design; and in accordance with all insurer's recjuirements notified Ia the Tenant in writing. all consents. all statutory requirements and the method statement approved in accordance with clause 12.3. 7, • and shall make good any damage caused to the Premises and/or the Building in so doing. If the Tenant wishes to remove the Stairca se Works and reinstate the Premises as a result of such removal at any time during the Term. the Tenant shall comply with the terms in clause 12 3.7(g) and the consent granted in respect of the Staircase Works in respect of such removal and reinstatement and shall make good any damage caused to the Premises and/or the Building in so doing." 12 3.13 • and the Lease shall from the date of this deed take effect and be read and construed accordingly. • 3.7 The Tenant covenants with the Landlord to comply with the tenns of the clause added to the Lease by this deed. 3.8 Any bn:ach of the tenns of the clause added to the Lease by this deed will give rise to a r ight of re-entry under the Lease. • 4. TENANT'S GUARANTOR The Tenant's Guarantor consents to the variation of the Lease contained in this deed and to the provisions of this deed. In considera tion of the Landlord 's a greement t o vary the Lease on the tenns of thi s deed the Tenant 's Guarantor a grees t hat its obligations cont a ined in the Lease continue in full force and effect, and extend and appl y to the Lease as varied by this deed and extend and apply to the obligations of the Tenant contained in this deed. • 5. GENERAL 5.1 This deed is supplement al and colla t eral t o the Lease. • The Lease remains in full force and effect as varied by this deed. 5.2 5.3 This deed will not release or lessen the lia bility under the Lease of the Tenant, the Tenant's Guarantor or any other person whether before or after the date of this deed. 5.4 Unless ex pressly stated nothing in this deed will create any rights in favour of a ny person pursuant to the Contracts (Rights of Third Parties) Act 1999. • UK-61 5523364. 1 4 •

• 6. GOVERNING LAW AND JURISDICTIO.l'i This deed and any dispute or claim arising out of or in connection with it or its subject matter or fonnation (including non-contractual disputes or claims) are governed by the law of England and Wales. The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to detennine any dispute or claim that arises out of or in connection with this deed or its subject matter or fonnation (including non-contractual disputes or claims). • 6.1 6.2 • REGISTRATION AT THE LAND REGISTRY The Tenant shall: 7. 7.1 • 7.1.1 7.1.2 register this deed at the Land Registry within one month of the date of this deed; use its best endeavours to procure that all rights granted or reserved by this deed a re properly noted against the affected titles; within one week of the registration of the deed or notice against the affected titles (as the case may be) deliver to the Landlord official copies of the registered titles. 7.1.3 • 7.2 The Landlord shall not be liable to the Tenant for the Tenant's failure to register and/or to protect this deed or any rights granted by it. This document has been executed as a deed and is deli vered on the date stated at the beginning of it. • • • • • • UK ·61 5523364. 1 5 •

Executed as a deed by	)	
MITSUBISHI ESTATE LONDON LIMITED	)	
acting by	)	
[a director and its secretary] [two directors]:	)	....
		Director
		....
		Director/Secretary

UK - 615523364.1

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